Exhibit 3.124

ARTICLE OF INCORPORATION

OF

LAGUNA NIGUEL TRAVEL, INC.

I.                                        NAME

The name of this corporation is LAGUNA NIGUEL TRAVEL, INC.

II.                                   PURPOSES

A.                                    Primarily the purpose for which this corporation is formed is to engage in the specific business of formulating, organizing, promoting and selling travel tours to the travel industry.

B.                                    In addition to the foregoing, the purposes and powers of this corporation shall be:

(1)                                 To engage generally in all phases of travel tour organization and promotion;

(2)                                 To carry on any business and engage in any transactions, whether or not related to the business described in Sections A and B (1) of this paragraph, which the Board of Directors of this corporation may from time to time authorize in the State of California or in any other jurisdiction of the United Stated or elsewhere through-out the world;

(3)                                 To exercise any and all rights and powers which a corporation may now or hereafter exercise;

(4)                                 In carrying out its purposes and exercising its powers, to act as principal or enter into any lawful arrangement to act as agent, joint venturer, partner or in any other capacity authorized by the Board of Directors of this corporation.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause but shall be regarded as independent purposes and powers.

III.                              LOCATION

The county in the State of California where the principal office far the transaction of the business of this corporation shall be located is Orange County.

IV.                               AUTHORIZED STOCK

This corporation is authorised to issue only one class of shares of stock.  The total number of shares which this corporation shall have the authority to issue is Twenty Five Thousand (25,000).  The aggregate par value of such shares shall be Twenty Five Thousand Dollars ($25,000) and the par value of each of such shares of stock shall be One Dollar ($1.00).

V.                                    DIRECTORS

The number of directors of this Corporation shall be two.  The names and addresses of the persons who are appointed to act as the first directors are:

1.                                      Alex Steinberg

220 Manhattan Avenue

Manhattan Beach, Calif.

2.                                      Susan O’Neil

3723 Watseka Avenue

Los Angeles, Calif.

IN WITNESS WHEREOF, the undersigned incorporators and first directors of this corporation have executed these Articles of Incorporation on September 20, 1973.

/s/ Alex Steinberg	/s/ Susan O’Neil
Alex Steinberg	Susan O’Neil

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
LAGUNA NIGUEL TRAVEL, INC.

The undersigned hereby certify that they are and at all times mentioned herein have been, respectively, the President and Secretary of LAGUNA NIGUEL TRAVEL, INC.

The undersigned further certify:

1.                                      The Board of Directors of the corporation acting without a meeting pursuant to Section 307(c) of the California General Corporations Code unanimously adopted the following resolution:

RESOLVED, that the Articles of Incorporation be amended by restatement, pursuant to Section 910 of the California General Corporations Code, to set forth the provisions contained in the Restated Articles of Incorporation of LAGUNA NIGUEL TRAVEL, INC., a copy of which is attached hereto marked Exhibit “A”, and by this reference is incorporated herein as though set forth in full.

2.                                      The amendment set forth in the foregoing directors’ resolution was adopted by the unanimous written approval and consent of all the shareholders of the corporation The total number of shares of the corporation entitled to consent to the adoption of the foregoing amendment is 5,000 shares. The amendment was adopted by approval and consent of 5,000 shares.

DATED: March 1, 1979.	/s/ Robert S. Dean
ROBERT S. DEAN, President

/s/ Jackolyn A. Steien
JACKOLYN A. STEIEN, Secretary

Each of the undersigned declares under penalty of perjury that the foregoing Certificate of Amendment is true and correct.

Executed this 1st day of March, 1979, at Laguna Nigel, California.

/s/ Robert S. Dean
ROBERT S. DEAN, President

/s/ Jackolyn A. Steien
JACKOLYN A. STEIEN, Secretary

EXHIBIT “A”

RESTATED

ARTICLES OF INCORPORATION

OF

LAGUNA NIGUEL TRAVEL, INC.

I

The name of the corporation is LAGUNA NIGUEL TRAVEL, INC.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the general corporation law of California other than the banking business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

This corporation is authorized to issue only one class of shares of stock. The total number of shares which this corporation is authorized is 25,000.

IV

This corporation elects to be governed by all of the provisions of the new California General Corporation Law, effective January 1, 1977, not otherwise applicable to it under Chapter 23 thereof.

DATED: March 1, 1979.	/s/ Robert S. Dean
ROBERT S. DEAN, President

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Robert S. Dean
ROBERT S. DEAN, President

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF LAGUNA NIGUEL TRAVEL, INC.

Craig T. Chandler and David A. Stoenner certify that:

l.                                          They are the President and the Secretary, respectively, of Laguna Niguel Travel, Inc., a California corporation.

2.                                      Article I. of the Articles of Incorporation is amended to read as follows:

“I.                                  Name

The name of this corporation is Trading Places International”.

3.                                      The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

3.                                      The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The corporation has only one class of shares and the number of outstanding shares is 3000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATED:	2/20/92	/s/ Craig T. Chandler
Craig T. Chandler
President

/s/ David A. Stoenner
David A. Stoenner
Secretary

SIGNATURE OF AUTHORIZED PERSON TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON SIGNATURE OF AUTHORIZED PERSON LLC-1A File # This Space For Filing Use Only State of California Secretary of State Limited Liability Company Articles of Organization – Conversion IMPORTANT – Read all instructions before completing this form. Converted Entity Information 1.NAME OF LIMITED LIABILITY COMPANY (End the name with the words “Limited Liability Company,” or the abbreviations “LLC” or “L.L.C.” The words “Limited” and “Company” may be abbreviated to “Ltd. and “Co.,” respectively.) Trading Places International, LLC 2.THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT. 3.THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one) ONE MANAGER MORE THAN ONE MANAGER ALL LIMITED LIABILITY COMPANY MEMBER(S) 4.MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICECITYSTATEZIP CODE 23807 Aliso Creek Rd., Ste 100Laguna NiguelCA92677 5.NAME OF AGENT FOR SERVICE OF PROCESS (Item 5: Enter the name of the agent for service of process. The agent may be an individual residing in California or a corporation that has filed a certificate pursuant to California Corporations Code section 1505. Item B: If the agent is an individual, enter the agent’s business or residential address in California. Item 7: If the converting entity is a California limited partnership, enter the mailing address of the individual or corporate agent. Check the box and omit the mailing address if the agent’s mailing address is the same as the address in Item 6.) National Registered Agents, Inc. 6.IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CACITYSTATEZIP CODE CA 7.MAILING ADDRESS OF AGENT FOR SERVICE OF PROCESSCITYSTATEZIP CODE THE MAILING ADDRESS OF THE AGENT FOR SERVICE OF PROCESS IS THE SAME AS THE AGENT’S BUSINESS OR RESIDENTIAL ADDRESS IN ITEM B. Converting Entity Information 8.NAME OF CONVERTING ENTITY Trading Places International 9.FORM OF ENTITY Corporation 10. JURISDICTION California 11. CA SECRETARY OF STATE FILE NUMBER, IF ANY C0690497 12. THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. IF A VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS: STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTEANDTHE PERCENTAGE VOTE REQUIRED OF EACH CLASS Common Stock – 2,160 sharesmore than 50% Additional Information 13. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE. 14. I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED. November 30, 2010 DATE /s/ William Harvey William L. Harvey, Executive Vice President /s/ Victoria Kincke Victoria J. Kincke, Senior Vice President & Secretary LLC-1A (REV 04/2010)APPROVED BY SECRETARY OF STATE